Exhibit 1.1

Execution Version

Hyatt Hotels Corporation

8,654,050 Shares

Class A Common Stock, Par Value $0.01 Per Share

Underwriting Agreement

August 8, 2017

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

Certain stockholders named in Schedule I hereto (the “Selling Stockholders”) of Hyatt Hotels Corporation, a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to Morgan Stanley & Co. LLC (the “Underwriter”) an aggregate of 8,654,050 shares (the “Shares”) of the Class A common stock, par value $0.01 per share, of the Company (the “Stock”).

1.    (a) The Company represents and warrants to, and agrees with, the Underwriter that:

(i)    An “automatic shelf registration statement,” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-218162) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(ii)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein (the “Underwriter Information”) or by a Selling Stockholder expressly for use therein, it being understood and agreed that the only information furnished by such Selling Stockholder consists solely of the name and address of such Selling Stockholder, the number of shares owned and the number of shares proposed to be sold by such Selling Stockholder (in all cases excluding percentages) and the other information with respect to such Selling Stockholder that appears in the table and corresponding footnotes describing such Selling Stockholder under the caption “Selling Stockholders” in the Prospectus (the “Selling Stockholder Information”);

(iii)    For the purposes of this Agreement, the “Applicable Time” is 4:45 p.m., New York City time, on the date of this Agreement. As of the Applicable Time, the Pricing Prospectus, as supplemented by the pricing information set forth in Schedule II(a) hereto, taken together (collectively, the “Pricing Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(iv)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, at such times, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(c) hereto;

(v)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which such statements were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(vi)    The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken;

(vii)    Other than as set forth or described in the Pricing Disclosure Package, since the date of the latest audited financial statements included in the Pricing Prospectus, none of the Company or any of its subsidiaries has sustained any material loss or material interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company and its subsidiaries, taken as a whole (other than changes resulting from the exercise or award of restricted stock units or stock appreciation rights or the award of restricted stock pursuant to the Company’s Amended and Restated Long Term Incentive Plan (the “LTIP”) that is described in the Pricing Prospectus), and (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, properties, financial position, or results of operations of the Company and its subsidiaries, taken as a whole;

(viii)    Except (i) as set forth or described in the Pricing Disclosure Package or (ii) as would not have, individually or in the aggregate, a material adverse effect on the general affairs, management, properties, financial position, or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), (A) the Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects (including defects in such title), and (B) all real property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases;

(ix)    The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and (iii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (ii) and (iii), as would not have, individually or in the aggregate, a Material Adverse Effect; and each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X under the Act and as set forth on Schedule III) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of its jurisdiction of organization;

(x)    Set forth on Schedule III is a true and complete list of each Significant Subsidiary, including the jurisdiction of organization of such Significant Subsidiary;

(xi)    The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued by the Company, are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus; and all of the issued shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, as applicable, and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims, except (i) such liens, encumbrances or claims as set forth or described in the Pricing Disclosure Package or (ii) such liens, encumbrances or claims that, individually or in the aggregate, do not materially affect the value of such shares of capital stock;

(xii)    The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, and (ii) will not result in any violation of (A) the provisions of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or Amended and Restated Bylaws of the Company (the “Bylaws”) or (B) any applicable statute or any applicable order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, in the case of clauses (i) and (ii)(B), as would not have, individually or in the aggregate, a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or governmental body is required for the consummation by the Company of the transactions contemplated by this Agreement, except (a) such as have been or will be obtained on or prior to the Closing Date, (b) the registration under the Act of the Shares and (c) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws;

(xiii)    Neither the Company nor any of its Significant Subsidiaries is (i) in violation of the Certificate of Incorporation or Bylaws, in the case of the Company, or its certificate of incorporation or bylaws or similar organizational documents, in the case of a Significant Subsidiary, or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), for such defaults or events which would not have, individually or in the aggregate, a Material Adverse Effect;

(xiv)    The statements set forth in the Pricing Prospectus under the caption “Description of Capital Stock” and in the Basic Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, and the statements set forth in the Pricing Prospectus under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(xv)    Except (i) as set forth or described in the Pricing Disclosure Package or (ii) as would not, individually or in the aggregate, have a Material Adverse Effect if determined adversely, (A) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject and (B) to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xvi)    The Company is not and, after giving effect to the offering of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvii)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not, and as of the Applicable Time is not, an “ineligible issuer,” as defined under Rule 405 under the Act;

(xviii)    Deloitte & Touche LLP, who have certified certain consolidated financial statements of the Company and its subsidiaries, are independent public accountants as required by Regulation S-X under the Act and the rules and regulations of the Commission thereunder;

(xix)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act in all material respects and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xx)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), that comply with the applicable requirements of the Exchange Act in all material respects; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxi)    Except as set forth or described in the Pricing Disclosure Package, neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or, to the Company’s knowledge, acting on behalf of the Company or any of its subsidiaries, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law (“Anti-Corruption Laws”) in any material respects; the Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with the FCPA;

(xxii)    The operations of the Company and its subsidiaries, taken as a whole, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of

1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(xxiii)    Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of comprehensive country- or territory-wide Sanctions, except as authorized under U.S. law (each, a “Sanctioned Country”; as of the date of this Agreement, each of Cuba, Iran, North Korea, Sudan, Syria and Crimea is a Sanctioned Country); except as set forth or described in the Pricing Disclosure Package or as authorized under U.S. law, for the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any unlawful dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country;

(xxiv)    Except (i) as set forth or described in the Pricing Disclosure Package or (ii) as would not have, individually or in the aggregate, a Material Adverse Effect, (A) neither the Company nor any of its Significant Subsidiaries is in violation of any applicable statute, law, rule, regulation, ordinance, code, rule of common law or order of or with any governmental agency or body or any court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic substances or wastes or relating to pollution or the protection of the environment or human health or relating to exposure to hazardous or toxic substances or wastes (collectively, “Environmental Laws”), (B) neither the Company nor any of its Significant Subsidiaries has received any claim, request for information or notice of liability or investigation arising under, relating to or based upon any Environmental Laws, (C) neither the Company nor any of its Significant Subsidiaries is aware of any pending or threatened notice, claim, proceeding or investigation which might lead to liability under Environmental Laws and (D) there are no existing or budgeted future costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, investigation or closure of properties or compliance with Environmental Laws or any permit, license, approval, any related constraints on operating activities and any potential liabilities to third parties);

(xxv)    The Company has not and, to its knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares other than as contemplated by the accelerated share repurchase program disclosed in the Company’s 8-K filing on March 16, 2017 (the “ASR”), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries other than as contemplated in this Agreement or other than as contemplated by the ASR;

(xxvi)    Except as set forth or described in the Pricing Disclosure Package, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act;

(xxvii)    The Company and its Significant Subsidiaries own, possess, license, have other rights to use, or can acquire on reasonable terms, all material patents, copyrights, trade secrets, know-how, confidential information, systems, procedures, trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its Significant Subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that would, individually or in the aggregate, have a Material Adverse Effect;

(xxviii)    The financial statements and the related notes thereto included or incorporated by reference in the Pricing Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis;

(xxix)    Except (i) as set forth or described in the Pricing Disclosure Package or (ii) as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and its Significant Subsidiaries (A) are in compliance with all applicable laws respecting labor and employment, occupational safety, plant closing and wages and hours, (B) have not committed any unfair labor practices as defined in the National Labor Relations Act of 1935, as amended, (C) are subject to no pending or threatened claims or controversies regarding employment, terms of employment or termination of employment, and (D) there are and have been no strikes, slowdowns, work stoppages, lockouts or material grievances or other labor disputes by or with respect to any of the employees of the Company or any of its subsidiaries; and

(xxx)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b)    Each of the Selling Stockholders, severally and not jointly, as to itself, represents and warrants to, and agrees with, the Underwriter that:

(i)    Except (A) as may be required under the Act, the Exchange Act or the regulations thereunder or under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the New York Stock Exchange, (B) as may be required under foreign or state securities or Blue Sky laws and (C) for such consents, approvals, authorizations and orders as the failure to obtain or make of which would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to perform its obligations under this Agreement, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)    The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, and (ii) result in any violation of (A) the provisions of the certificate of formation or the operating agreement of such Selling Stockholder or (B) any applicable statute or any applicable order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except, in the case of clauses (i) and (ii)(B), as would not, individually or in the aggregate, affect the validity of the Shares or reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement;

(iii)    Such Selling Stockholder is the holder of record of the Shares to be sold by it hereunder free and clear of all liens, encumbrances or claims. Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to the securities account of the Underwriter (assuming that none of either DTC, Cede (or other such nominee) nor the Underwriter has notice of any adverse claim (as defined in Section 8-105 of the New York Uniform Commercial Code (“UCC”)) with respect to such Shares, (1) DTC shall be a “protected purchaser” of such Shares (as defined in Section 8-302 of the UCC) of such Shares, (2) the Underwriter will acquire a valid “security entitlement” (as defined in Section 8-102(a)(17) of the UCC and as used in Section 8-501(b) of the UCC) to the Shares and (3) no action based on any “adverse claim” (as defined in Section 8-102 of the UCC and as used in Section 8-502 of the UCC) may be asserted against the Underwriter with respect to such security entitlement (assuming that the Underwriter is without notice of such adverse claim);

(iv)    Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, except for any such actions as may be taken by the Underwriter as disclosed in the Pricing Disclosure Package and the Prospectus;

(v)    The Registration Statement did not, as of the applicable effective date as to each part of the Registration Statement, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will not, as of the applicable filing date as to the Prospectus and any amendment or supplement to the Registration Statement or Prospectus, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representation and warranty shall only apply to any statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information applicable to such Selling Stockholder. As of the Applicable Time, the Pricing Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representation and warranty shall only apply to any statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information applicable to such Selling Stockholder;

(vi)    In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder has delivered or will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

(vii)    Such Selling Stockholder is not (A) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (B) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (C) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2.    Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each of the Selling Stockholders, at a purchase price per share of $57.58, the number of Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule I hereto.

3.    Upon the authorization by the Selling Stockholders of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.    (a) The Shares to be purchased by the Underwriter hereunder, including the Stock that results from the automatic conversion of certificated shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B Stock”), into book-entry shares of Stock upon closing, shall be delivered in uncertificated form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders by or on behalf of the Selling Stockholders to the Underwriter, through the facilities of DTC or its designated custodian (the “Designated Office”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by each of the Selling Stockholders to the Underwriter at least forty-eight hours in advance. The time and date of such delivery and payment of the Shares shall be 9:30 a.m., New York City time, on August 14, 2017, or such other time and date as the Underwriter and the Selling Stockholders may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents reasonably requested by the Underwriter pursuant to Section 8(l) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.    The Company agrees with the Underwriter:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery that shall be disapproved by you promptly after reasonable notice thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b)    If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, you notify the Company that any of the Shares remain unsold by the Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to you and will use its commercially reasonable efforts to cause such registration statement to become effective within 180 days after the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)    Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(e)    To use reasonable efforts to furnish to the Underwriter as soon as reasonably practicable after the date of this Agreement, but no later than the second New York Business Day next succeeding the date of this Agreement and from time to time, with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such documents and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)    To make generally available to its securityholders (which may be satisfied by filing with the Commission’s Electronic, Gathering, Analysis and Retrieval System (“EDGAR”)) as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)    During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing with respect to such securities, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) any shares of Stock issued by the Company upon the exercise of options to purchase shares of Stock or upon the vesting of restricted stock awards, in each case as described in the Registration Statement, the Pricing Prospectus and the Prospectus, (ii) the grant of awards, issuance of shares of Stock, of restricted stock awards or of options to purchase shares of Stock, in each case pursuant to employee benefit plans, including the LTIP and the agreements related thereto, in each case as described in the Registration Statement, the Pricing Prospectus and the Prospectus, (iii) issuances of shares of Stock in connection with any event that triggers the automatic conversion of shares of Class B Stock into shares of Stock pursuant to the Certificate of Incorporation, (iv) issuances of shares of Stock in connection with the physical settlement, if applicable, of the ASR, (v) issuances of shares of Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, or (vi) issuances of shares of Stock, options, warrants or other convertible securities relating to Stock, in connection with any bona fide merger, acquisition, business combination, joint venture or other strategic or commercial relationship, to a third party or group of third parties, provided that in the case of immediately preceding clauses (v) and (vi), the number of securities issued in such transactions shall not exceed 10% of the Stock outstanding immediately prior to the Time of Delivery and that the recipient of such securities agrees to be bound in writing by the terms of the lock-up agreement substantially in the form of Annex I hereto), without your prior written consent;

(h)    Not to (and to cause the Company’s subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale or the Shares;

(i)    To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(j)    To use reasonable best efforts to maintain the listing of the Shares on the New York Stock Exchange; and

6.     (a) (i) The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)     Each Selling Stockholder severally and not jointly represents and agrees that, without the prior consent of the Company and the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus;

(iii)     The Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus;

(iv)     Any free writing prospectus referred to in Section 6(a)(i), 6(a)(ii) or 6(a)(iii) above, the use of which has been consented to by the Company and the Underwriter, is listed on Schedule II(b) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

7.    The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses of the Company in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey up to a maximum of $7,500; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) all reasonable expenses and fees (including the legal fees of counsel for the Underwriter) incurred in connection with FINRA clearance up to a maximum of $7,500; (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section; and (ix) any reasonable and documented fees and expenses of counsel for the Selling Stockholders. Each Selling Stockholder covenants and agrees with the Underwriter that such Selling Stockholder will pay or cause to be paid all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriter hereunder. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including without limitation, the fees of its counsel, stock transfer taxes payable on resale of any of the Shares by it and any advertising expenses connected with any offers it may make.

8.    The obligations of the Underwriter hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Simpson Thacher & Bartlett LLP, counsel for the Underwriter, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(c)    Latham & Watkins LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(d)    The Executive Vice President, General Counsel and Secretary of the Company, shall have furnished to you her written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(e)    Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Selling Stockholders, shall have furnished to you their written opinion with respect to each of the Selling Stockholders, dated the Time of Delivery, in form and substance satisfactory to you; provided, however, that in rendering the opinion, such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact; provided, further, that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;

(f)    On the date of the Prospectus at a time prior to the execution of this Agreement, Deloitte & Touche LLP shall have furnished to you a letter, dated the date of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g)    Since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, taken as a whole (other than changes resulting from the exercise or award of restricted stock units or stock appreciation rights or the award of restricted stock pursuant to the LTIP that is described in the Pricing Prospectus), or any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, properties, financial position, or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or described in the Pricing Disclosure Package, the effect of which, in any such case, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)    The Shares to be sold at the Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange or another national securities exchange;

(j)    The Company shall have obtained and delivered to you executed copies of lock-up agreements from the parties listed on Schedule IV hereto, in substantially the form set forth in Annex I hereto;

(k)    The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the second New York Business Day next succeeding the date of this Agreement; and

(l)    The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Selling Stockholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of the Time of Delivery, as to the performance in all material respects by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section.

9.    (a) The Company will indemnify and hold harmless the Underwriter or such Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (other than the Registration Statement, in the light of the circumstances under which such statements were made) not misleading, and will reimburse the Underwriter or such Selling Stockholder for any legal or other expenses reasonably incurred by the Underwriter or such Selling Stockholder in connection with investigating or defending any such action or claim, whether or not the Underwriter is a party to any action or claim, as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

(b)    Each of the Selling Stockholders, severally and not jointly, will (i) indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (other than the Registration Statement, in the light of the circumstances under which such statements were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with Selling Stockholder Information; and (ii) reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of such Selling Stockholder pursuant to this subsection 9(b) and the contribution by such Selling Stockholder under subsection 9(e) shall not exceed the net proceeds (after deducting underwriting discounts and commissions, but without deducting expenses of the Company or the Selling Stockholders) received by such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Net Proceeds”).

(c)    The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (other than the Registration Statement, in the light of the circumstances under which such statements were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Stockholders, on the one hand, or the Underwriter, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i)the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the Selling Stockholder Net Proceeds exceed the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Selling Stockholder’s obligations to contribute under this subsection (e) are several and not joint and limited in the manner and to the extent set forth in Section 9(b) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)    The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, to each officer and director of each Selling Stockholder and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10.     [Reserved].

11.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

Anything herein to the contrary notwithstanding, the indemnity agreement of the Company in subsection (a) of Section 9 hereof, the representations and warranties in subsections (a)(i)

through (a)(v) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus contained in any certificate furnished by the Company pursuant to Section 8 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of the Underwriter who is a director, officer or controlling person of the Company when the Registration Statement has become effective or who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

12.    If for any reason, any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriter for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to the Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

13.    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, nationally recognized overnight courier or facsimile transmission to Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Igor Fert and John C. Ericson; if to any Selling Stockholder shall be delivered or sent by mail, nationally recognized overnight courier or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule I hereto; and if to the Company shall be delivered or sent by mail, nationally recognized overnight courier or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel, with a copy to Latham & Watkins LLP, 330 N. Wabash Ave, Suite 2800, Chicago, Illinois 60611, Attention: Cathy A. Birkeland; provided, however, that any notice to the Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, nationally recognized overnight courier or facsimile transmission to the Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any

Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.    The Company and each Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or such Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder have consulted their respective own legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholders agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Company and the Selling Stockholders and the Underwriter with respect to the subject matter hereof; provided, however, as between the Company on the one hand and the Selling Stockholders on the other hand, nothing in this Agreement shall be deemed to supersede, modify or amend any agreement that the Company and the Selling Stockholders may otherwise have with respect to shares of the Stock.

18.    This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of laws provisions thereof (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

19.    Each of the Company, the Selling Stockholders and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.    If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

23.    Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of the Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and each of the Selling Stockholders.

[Signature pages follow]

Very truly yours,

HYATT HOTELS CORPORATION

By:	/s/ Patrick J. Grismer
	Name:	Patrick J. Grismer
	Title:	Executive Vice President, Chief Financial Officer

[Underwriting Agreement Signature Page]

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

By:	/s/ James Watts
	Name:	James Watts
	Title:	Vice President

[Underwriting Agreement Signature Page]

GS SUNRAY HOLDINGS PARALLEL SUBCO, L.L.C.

By:	/s/ Bradley Gross
	Name:	Bradley Gross
	Title:	Manager

GS SUNRAY HOLDINGS SUBCO I, L.L.C.

By:	/s/ Bradley Gross
	Name:	Bradley Gross
	Title:	Manager

GS SUNRAY HOLDINGS SUBCO II, L.L.C.

By:	/s/ Bradley Gross
	Name:	Bradley Gross
	Title:	Manager

[Underwriting Agreement Signature Page]

SCHEDULE I(a)

Selling Stockholders

Number of Shares to be Sold
GS Sunray Holdings Subco I, L.L.C.	3,771,608
GS Sunray Holdings Subco II, L.L.C.	3,771,608
GS Sunray Holdings Parallel Subco, L.L.C. (collectively, the “GS Sunray Entities”)	1,110,834

Total	8,654,050

The address of the GS Sunray Entities is 200 West Street, New York, New York 10282.

SCHEDULE II

(a)    Pricing information:

1.	The public offering price per share for the Shares, as to each investor, is the price paid by such investor.

2.	The number of Shares purchased by the Underwriter is 8,654,050.

(b)    Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(c)    Additional documents incorporated by reference:

None.

SCHEDULE III

Significant Subsidiaries

Significant Subsidiary	Jurisdiction of Organization
AIC Holding Co.	State of Delaware
HT — Hotel Equities, Inc.	State of Delaware
Hyatt Corporation	State of Delaware
Hyatt Equities, L.L.C.	State of Delaware
Hyatt International Corporation	State of Delaware
Hyatt International Holdings Co.	State of Delaware
Hyatt Place Franchising, L.L.C.	State of Delaware
Select Hotels Group, L.L.C.	State of Delaware
SDI, Inc.	State of Nevada

HI Holdings Cyprus Limited	Republic of Cyprus
Zurich Hotel Investments B.V.	Netherlands
HI Holdings Netherlands B.V.	Netherlands
Hyatt Holdings (Switzerland)	Switzerland

SCHEDULE IV

Parties Subject to Lock-Up Agreements

Thomas J. Pritzker

Mark S. Hoplamazian

Paul D. Ballew

Richard A. Friedman

Susan D. Kronick

Mackey J. McDonald

Cary D. McMillan

Pamela M. Nicholson

Jason Pritzker

Michael A. Rocca

Richard C. Tuttle

James H. Wooten, Jr.

Patrick J. Grismer

Peter Fulton

H. Charles Floyd

Stephen G. Haggerty

Rena Hozore Reiss

David Udell

Maryam Banikarim

Peter Sears

Elizabeth M. Bauer

GS Sunray Holdings Parallel Subco, L.L.C.

GS Sunray Holdings Subco I, L.L.C.

GS Sunray Holdings Subco II, L.L.C.

ANNEX I

Form of Lock-Up Agreement

Hyatt Hotels Corporation

Lock-Up Agreement

August     , 2017

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Re: Hyatt Hotels Corporation – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement with Hyatt Hotels Corporation, a Delaware corporation (the “Company”), and the selling stockholders named in Schedule I to such agreement (the “Selling Stockholders”), providing for the sale by the Selling Stockholders of 8,654,050 shares (the “Shares”) of Class A common stock, par value $0.01 per share, of the Company (the “Stock”) pursuant to a Registration Statement on Form S-3 (File No. 333-218162) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified below (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock, or any options or warrants to purchase any shares of Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

The Lock-Up Period will commence on the date of the Underwriting Agreement and continue for 30 days after the date set forth on the final prospectus supplement used to sell the Shares (the “Public Offering Date”).

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares:

(i) as a bona fide gift or gifts (which shall not involve a disposition for value), including, without limitation, to the immediate family of the undersigned or to charitable organizations, by will or intestate succession; provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that the trustee of the trust or the partnership, limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein; provided, further, that any such transfer shall not involve a disposition for value; and provided, further, that no filing under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer;

(iii) to any affiliate of the undersigned or to any investment fund or other entity controlling, controlled or managed by or under common control with the undersigned, including its partners (if a partnership), members (if a limited liability company) or stockholders or wholly-owned subsidiaries (if a corporation); provided that the transferee thereof agrees to be bound in writing by the restrictions set forth herein; and provided, further, that any such transfer (a) shall not involve a disposition for value and (b) does not require a public filing under Section 16 of the Exchange Act;

(iv) to any immediate family member or other dependent; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein; provided, further, that any such transfer shall not involve a disposition for value; and provided, further, that no filing under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer;

(v) as a distribution to any wholly-owned subsidiary, partners, members or stockholders of the undersigned; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein; provided, further, that any such transfer shall not involve a disposition for value; and provided, further, that no filing under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer;

(vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided, further, that no filing under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer;

(vii) if the undersigned is an officer, to the Company upon death, disability or termination of employment, in each case, of such officer;

(viii) to the Company (A) as the result of a conversion, exercise or exchange of any security convertible into or exercisable or exchangeable for shares of Stock, in each case on a “cashless”

or “net” exercise basis, where any shares of Stock received upon such conversion, exercise or exchange shall be subject to the restrictions set forth herein or (B) for the purposes of satisfying any withholdings taxes (including estimated taxes) due as a result of such conversion, exercise or exchange, in each case on a “cashless” or “net exercise” basis, pursuant to any existing employee benefit plans, including the Third Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan and agreements related thereto, where any shares of Stock received upon such conversion, exercise or exchange shall be subject to the restrictions set forth herein; provided that in the case of any transfer or distribution pursuant to this clause, any filing under Section 16 of the Exchange Act shall state that such filing relates to the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for shares of common stock, or for purposes of satisfying any withholding taxes;

(ix) pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of shares of Stock; provided that in the case of any transfer or distribution pursuant to this clause, any filing under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of shares of Stock, shall state that such transfer is pursuant to an order of a court or regulatory authority unless such statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority;

(x) that were acquired in open market transactions following the date of the Underwriting Agreement;

(xi) to the Company pursuant to the call provisions of existing employment agreements and equity grant documents; provided that in the case of any transfer or distribution pursuant to this clause, any filing under Section 16 of the Exchange Act or other public announcement relating to such change in beneficial ownership of shares of Stock shall state that such transfer or distribution was to the Company pursuant to such call provisions;

(xii) pursuant to a bona fide third-party tender offer made to all holders of the Company’s Stock, merger, consolidation or other similar transaction involving a change of control of the Company; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement; or

(xiii) with the prior written consent of the Underwriter.

The foregoing restrictions shall also not apply to (a) the registration of or sale to the Underwriter of any Stock pursuant to the Underwriting Agreement as part of the offering of the Shares; (b) the issuance of shares of Stock upon exercise or settlement of stock appreciation rights or restricted stock units held by the undersigned or any affiliate of the undersigned, provided that the underlying shares of Stock acquired upon such exercise shall be subject to the terms of this Lock-Up Agreement; (c) any transactions effectuated pursuant to a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”) established prior to the date of this Lock-Up Agreement, provided that any filing under Section 16 of the Exchange Act made in connection with any such transaction include a statement that the transaction was effectuated pursuant to a Rule 10b5-1 plan; or (d) the establishment by the undersigned of a Rule 10b5-1 Plan after the date hereof, provided that such Rule 10b5-1 Plan does not provide for the transfer of shares of Stock during the Lock-Up Period.

For purposes of this Lock-Up Agreement, (i) “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, (ii) “affiliate” shall include (A) all lineal descendants of Nicholas J. Pritzker, deceased, and all spouses and adopted children of such descendants, (B) all trusts for the benefit of any person described in clause (A) and the trustees of such trusts, (C) all legal representatives of any person or trust described in clauses (A) or (B), and (D) all persons or entities controlling, controlled by or under common control with any person, trust or entity described in clauses (A), (B) or (C), and “change of control” shall mean the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company and the Pritzker family, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of the total voting power of the voting Stock of the Company.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

[Notwithstanding anything herein to the contrary, Goldman, Sachs & Co. LLC and its affiliates, other than the undersigned, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.]1

It is understood that if (i) the Company or the Selling Stockholders notify the undersigned and the Underwriter in writing that they do not intend to proceed with the offering of the Shares; (ii) the registration statement filed with the SEC with respect to the Shares is withdrawn; (iii) the Underwriting Agreement does not become effective by September 1, 2017; or (iv) for any reason the Underwriting Agreement shall terminate or be terminated prior to the delivery of, and payment for, the Shares, this Lock-Up Agreement shall terminate and the undersigned shall be released from its obligations hereunder.

The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering of the Shares. The undersigned further understands that this Lock-Up Agreement shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

[Signature page follows]

[1]	To be included in Lock-Up Agreement for investment funds affiliated with Goldman Sachs.

Very truly yours,

[ ]

By:
Name:
Title:

[Lock-Up Agreement Signature Page]